UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

January 23, 2026

Date of Report (date of earliest event reported)

COPART, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION INCLUDED IN THIS REPORT

Section 1 — Registrant’s Business & Operations

Item 1.01 Entry Into Material Definitive Agreements.

On January 23, 2026, Copart, Inc. (“Copart”) entered into a Senior Revolving Credit Agreement (the “Credit Agreement”) by and among Copart, certain subsidiaries of Copart party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. Concurrently with entry into the Credit Agreement, Copart terminated all available commitments and repaid all amounts outstanding under that certain Second Amended and Restated Credit Agreement, dated as of December 21, 2021, by and among the Copart, the designated borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders party from time to time thereto and Bank of America, N.A., as the administrative agent (the “Existing Credit Agreement”).

The Credit Agreement provides for a $1,250.0 million revolving credit facility maturing on January 23, 2031 (including up to $550.0 million equivalent of borrowings in Pounds Sterling, Euro and Canadian Dollars and a discretionary incremental facility of up to $500.0 million). The Credit Agreement includes a $150.0 million equivalent sub-facility available to CPRT GmbH, a $150.0 million equivalent sub-facility available to Copart Autos España, S.L.U. and a $250.0 million equivalent sub-facility available to Copart UK Limited, each of which are wholly-owned direct or indirect foreign subsidiaries of Copart and co-borrowers under the Credit Agreement. The Credit Agreement also includes a $100.0 million swingline sublimit and a $100.0 million letter of credit sublimit.

The Credit Agreement is unsecured and is guaranteed by each borrower thereunder and certain of Copart’s domestic subsidiaries meeting materiality thresholds set forth in the Credit Agreement. The Credit Agreement matures on January 23, 2031 (the “Maturity Date”). Copart may request that the Maturity Date be extended by one year up to two times over the term of the Credit Agreement.

Borrowings under the Credit Agreement bear interest based on, at our option, either (1) the applicable fixed rate plus 0.75% to 1.125% or (2) the daily rate plus 0.0% to 0.125%, in each case, depending on Copart’s consolidated total net leverage ratio. Additionally, the unused revolving commitments under the Credit Agreement are subject to the payment of a customary commitment fee at a range of 0.05% to 0.125%, depending on Copart’s consolidated total net leverage ratio.

The applicable fixed rates described above with respect to borrowings denominated in (1) U.S. Dollars is SOFR, (2) Pounds Sterling is SONIA, (3) Euro is EURIBOR and (4) Canadian Dollars is CORRA plus certain “spread adjustments” described in the Credit Agreement.

Copart intends to use the proceeds under the Credit Agreement for general corporate purposes, including working capital and capital expenditures, dividends, and potential share repurchases, acquisitions, or other investments relating to Copart’s expansion strategies in domestic and international markets.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Senior Revolving Credit Agreement, dated as of January 23, 2026, by and among Copart, Inc., the subsidiaries of Copart, Inc. party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds of today’s financing. Forward-looking statements involve substantial risks and uncertainties that may cause actual events or results to differ materially from currently anticipated events or results such as Copart’s ability to generate sufficient cash flow to timely service its indebtedness; Copart’s ability to adhere to the negative covenants and restrictions contained in the financing documents; working capital requirements; and the timing and size of any future acquisitions or share repurchases, if any. In addition, Copart’s business is subject to numerous risks and uncertainties, including, among others, risks relating to vehicle supplier and customer acquisition and maintenance; risks associated with international operations; and risks associated with online operations, including cyber-attacks and credit card fraud. Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in Copart’s filings with the Securities and Exchange Commission, including risks and uncertainties identified in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025. You should review these risk factors carefully. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Copart does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2026	COPART, INC.

	By:	/s/ Leah C. Stearns
Leah C. Stearns
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Senior Revolving Credit Agreement, dated as of January 23, 2026, by and among Copart, Inc., the subsidiaries of Copart, Inc. party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.